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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      _______________________________


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                      _______________________________


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 15, 1997


                              PAGING NETWORK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                    0-19494            04-2740516
(STATE OR OTHER JURISDICTION OF     (COMMISSION       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      FILE NUMBER)      IDENTIFICATION NO.)



                    4965 PRESTON PARK BOULEVARD, SUITE 600
                               PLANO, TX  75093
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (972) 985-4100
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

         On May 15, 1997, the registrant redeemed all of its outstanding $200 million 11.75% Senior Subordinated Notes due May 15, 2002 (the "Notes"). As a result of the redemption, the registrant will record an extraordinary loss of approximately $15 million in the second quarter of 1997. The registrant anticipates an incremental savings in interest expense of approximately $4 million in 1997 as a result of the redemption. The redemption was paid for with funds borrowed under the registrant's $1 billion bank credit agreement. The redemption substitutes approximately $212 million of bank debt ($200 million of principal plus the pre-payment premium) for the $200 million of public debt. Except for the $12 million premium, the registrant's total leverage is not impacted by this transaction.

         On May 15, 1997, the registrant and Fleet National Bank, as Trustee (the "Trustee"), executed and delivered Discharge of Indenture discharging the Indenture dated as of May 15, 1992 pursuant to which the Notes were issued.

         The Discharge of Indenture is attached hereto as an exhibit and incorporated herein by reference.

EXHIBITS

         99.1  Discharge of Indenture.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        PAGING NETWORK, INC.


                                        By:  /s/ Kenneth W. Sanders
                                             --------------------------------
                                             Kenneth W. Sanders
                                             Sr. Vice President
                                             and Chief Financial Officer

DATED:  May 19, 1997
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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                   DESCRIPTION
 99                 Discharge of Indenture

